Exhibit 21.1
Fidelity National Information Services, Inc.
A Georgia corporation
List of Subsidiaries
As of December 31, 2012
181 subsidiaries

Company	Incorporation

Advanced Financial Solutions, Inc.	Oklahoma

AGES Participacoes Ltda.	Brazil

Aircrown Limited	United Kingdom

ALLTEL Servicios de Informacion (Costa Rica) S.A.	Costa Rica

Analytic Research Technologies, Inc.	Minnesota

Armed Forces Financial Network, LLC (50%)	Florida

Asset Exchange, Inc.	Delaware

ATM Management Services, Inc.	Minnesota

Aurum Technology LLC	Delaware

BenchMark Consulting International Europe GmbH	Germany

BenchMark Consulting International N A, Inc.	Georgia

BenchMark Consulting International UK Limited	United Kingdom

C&E Holdings Luxembourg S.a.r.l.	Luxembourg

CapAfric Consulting (Pty) Ltd.	South Africa

Capco Belgium BVBA	Belgium

Capco Consulting Singapore Pte. Ltd.	Singapore

Capco Technologies Pvt. Limited	India

Card Brazil Holdings, Inc.	Georgia

Card Brazil LLC	Georgia

Central Credit Services Limited	United Kingdom

Certegy Australia Limited	United Kingdom

Company	Incorporation

Certegy Canada Company	Canada

Certegy Card Services B.V.	Netherlands

Certegy Card Services Limited	United Kingdom

Certegy Check Services, Inc.	Delaware

Certegy Dutch Holdings B.V.	Netherlands

Certegy France Limited	United Kingdom

Certegy Gaming Services, Inc.	Delaware

Certegy Ireland Limited	Ireland

Certegy Limited	United Kingdom

Certegy SNC	France

Certegy Transaction Services, Inc.	Georgia

Certegy UK Holdings B.V.	Netherlands

Chex Systems Inc.	Minnesota

City Practitioners Limited	United Kingdom

ClearCommerce Corporation	Delaware

Complete Payment Recovery Services, Inc.	Georgia

Compliance Coach, Inc	Delaware

Delmarva Bank Data Processing Center, LLC	Delaware

Deposit Payment Protection Services, Inc.	Delaware

EFD Asia, Inc.	Minnesota

EFD Processing and Software Services (Thailand) Limited	Thailand

eFunds Corporation	Delaware

eFunds Global Holdings Corporation	Minnesota

Company	Incorporation

eFunds Holdings Limited	United Kingdom

eFunds International Limited	United Kingdom

eFunds IT Solutions Group, Inc.	Delaware

Endpoint Exchange, LLC	Oklahoma

Everlink Payment Services, Inc. (51%)	Canada

Fidelity Information and Technology Services (Beijing) Co., Ltd.	China

Fidelity Information Services Brasil Participacoes Ltda. (99.9%)	Brazil

Fidelity Information Services Canada Limited	Ontario

Fidelity Information Services Consulting GmbH	Germany

Fidelity Information Services Development AG	Austria

Fidelity Information Services (France) SARL	France

Fidelity Information Services Holdings B.V.	Netherlands

Fidelity Information Services (Hong Kong) Limited (99.9%)	Hong Kong

Fidelity Information Services, LLC	Arkansas

Fidelity Information Services India Private Limited	India

Fidelity Information Services International Holdings, Inc.	Delaware

Fidelity Information Services International Holdings, LLC	Delaware

Fidelity Information Services International, Ltd.	Delaware

Fidelity Information Services KORDOBA GmbH	Germany

Fidelity Information Services Limited	England

Fidelity Information Services Operations GmbH	Germany

Fidelity Information Services (Thailand) Limited (99.9%)	Thailand

Fidelity International Resource Management, Inc.	Delaware

Company	Incorporation

Fidelity National Asia Pacific Holdings, LLC	Georgia

Fidelity National Card Services, Inc.	Florida

Fidelity National E-Banking Services, Inc.	Georgia

Fidelity National Europe LLC	Georgia

Fidelity National First Bankcard Systems, Inc.	Georgia

Fidelity National Global Card Services, Inc.	Florida

Fidelity National Information Services C.V.	Netherlands

Fidelity National Information Services, LLC	Delaware

Fidelity National Information Services (Netherlands) B.V.	Netherlands

Fidelity National Participacoes e Servicos de Informatica Ltda.	Brazil

Fidelity National Payment Services, Inc.	Delaware

Fidelity National Servicos de Tratamento de Documentos e Informacoes Ltda.	Brazil

Fidelity Output Solutions, LLC	Texas

Fidelity Outsourcing Services, Inc.	Delaware

Fidelity Participacoes e Servicos Ltda.	Brazil

Fidelity Processadora e Servicos S.A. (51%)	Brazil

Fidelity Supply, LLC	Texas

Fidelity Verwaltungs -GmbH	Germany

Financial Insurance Marketing Group, Inc.	District of Columbia

FIRM I, LLC	Delaware

FIRM II, LLC	Delaware

FirstSource Solutions Limited (6.9%)	India

FIS AsiaPacRim Holding Ltd.	United Kingdom

Company	Incorporation

FIS Australasia Pty Ltd.	Australia

FIS Capital Leasing, Inc.	Delaware

FIS Card Processing Services (Chile) S.A.	Chile

FIS Card Services Caribbean, Ltd.	Barbados

FIS Card Services (Thailand) Co., Ltd.	Thailand

FIS Financial Compliance Solutions, LLC	Delaware

FIS Financial Solutions Canada Inc.	Canada

FIS Foundation, Inc. (non-profit charitable)	Wisconsin

FIS Global Holdings S.a.r.l	Luxembourg

FIS Global Recovery Services India Private Limited	India

FIS Global Business Solutions India Private Ltd. (99%)	India

FIS Global Solutions Philippines, Inc.	Philippines

FIS Holdings (Cayman Islands) Ltd.	Cayman Islands

FIS Holdings (Germany) GmbH i.L.	Germany

FIS Holdings Mauritius	Mauritius

FIS Management II, Inc.	Delaware

FIS Management Services, LLC	Delaware

FIS Management Services Mexico, S. de R.L. de C.V.	Mexico

FIS Middle East FZ- LLC	United Arab Emirates (Dubai - TECOM)

FIS Olympia Merger Sub, Inc.	Delaware

FIS Output Solutions, LLC	Georgia

FIS Pakistan (Private) Limited	Pakistan

FIS Payment Services (Canada) Corporation	Canada

Company	Incorporation

FIS Payments Solutions & Services India Private Limited	India

FIS Solutions, LLC	Delaware

FIS Technology Services (New Zealand) Limited	New Zealand

FIS Technology Services (Poland) Sp. z.o.o.	Poland

FIS Technology Services Singapore Pte. Ltd.	Singapore

FIS Technology Services Taiwan Company Limited	Taiwan

FNIS Holding Brasil Ltda.	Brazil

FNIS Istanbul Danismanlik Limited Sirketi	Turkey

GHR Systems Canada, Inc.	Canada

GHR Systems, Inc.	Pennsylvania

Gifts Software Inc.	New York

Grove Holdings 2 S.A.	Luxembourg

Grove Holdings US, LLC	Delaware

i DLX International B.V.	Netherlands

Information Services Luxembourg S.a.r.l.	Luxembourg

InterCept Data Services, Inc.	Alabama

Kirchman Company, LLC	Delaware

Kirchman Corporation	Wisconsin

Link2Gov Corp.	Tennessee

Metavante Acquisition Company II, LLC	Delaware

Metavante Corporation	Wisconsin

Metavante Holdings, LLC	Delaware

Company	Incorporation

Metavante Investments (Mauritius) Limited	Mauritius

Metavante Limited	United Kingdom

Metavante Payment Services, LLC	Delaware

Metavante Payment Services AZ Corporation	Arizona

Metavante Operations Resources Corporation	Delaware

Metavante Technologies Limited	United Kingdom

mFoundry, Inc. (appx.21.95%)	Delaware

NYCE Payments Network, LLC	Delaware

Payment Brasil Holdings Ltda.	Brazil

Payment Chile S.A. (99.99%)	Chile

Payment South America Holdings, Inc.	Georgia

Payment South America LLC	Georgia

Penley, Inc.	Georgia

Prime Associates, Inc.	Delaware

Profile Partners GP, L.P. (40%)	Delaware

Profile Venture Partners Capital Fund I L.P. (74.7482%)	Delaware

ProNet Solutions, Inc.	Arizona

PVP Advisors, LLC(62%)	Delaware

PVP Management, LLC (34%)	Delaware

Retail Credit Management Limited	United Kingdom

Sanchez Capital Services Private Limited (20%)	India

Sanchez Computer Associates, LLC	Delaware

Sanchez Computer Associates Pty Limited	Australia

Company	Incorporation

Sanchez Software, Ltd.	Delaware

Second Foundation Europe sro	Czech Republic

Second Foundation, Inc.	California

The Capital Markets Company	Delaware

The Capital Markets Company BV	Netherlands

The Capital Markets Company BVBA	Belgium

The Capital Markets Company GmbH	Germany

The Capital Markets Company GmbH	Switzerland

The Capital Markets Company Limited	Canada

The Capital Markets Company Limited	Hong Kong

The Capital Markets Company S.A.S.	France

The Capital Markets Company Slovakia, s.r.o.	Slovakia

The Capital Markets Company (UK) Limited	United Kingdom

Transaction Services, Inc.	Florida

Transax Limited	United Kingdom

TREEV LLC	Nevada

ValueCentric Marketing Group, Inc.	Delaware

Valutec Card Solutions, LLC	Delaware

VECTORsgi, Inc.	Delaware

Vicor, Inc.	Nevada

VIEability, Inc.	Delaware

WCS Administrative Services, Inc.	Florida

WildCard Systems, Inc.	Florida